Exhibit 10.3

June 24, 2025

Holder of Warrants to Purchase Common Shares issued on October 23, 2023

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the offering on or about the date hereof (the “Offering”) by InMed Pharmaceuticals Inc. (the “Company”) of its common shares, without par value (“Common Shares”), pre-funded warrants to purchase Common Shares and preferred investment options to purchase Common Shares (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of Securities in the Offering (the “Purchase Commitment”) and the payment of $24,889.38 (the “Cash Consideration”), the Company hereby amends, effective as of the closing of the Offering, the Holder’s existing warrants to purchase up to 199,115 Common Shares at an exercise price of $16.60 per share issued on October 23, 2023 (collectively, the “Existing Warrants”), by reducing the Exercise Price (as defined therein) of the Existing Warrants to $2.436 per share (the “Warrant Amendment”). The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

The Warrant Amendment is subject to the consummation of the Offering, the payment of the Cash Consideration by the Holder and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment or pay the Cash Consideration, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INMED PHARMACEUTICALS INC.

By:
Name:
Title:

Name of Holder: ____________________________________________________

Signature of Authorized Signatory of Holder: ________________________________

Name of Authorized Signatory: ____________________________________________________

[Signature Page to Warrant Amendment Agreement]